SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) August 9, 1999


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 5.  Other Events
         ------------

        In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), the registrant hereby files the following press release.

                                                    Contact:  Susan Gaffney
                                                              (302) 774-2698


                             DUPONT EXCHANGE OFFER
                FOR CONOCO INC. CLASS B COMMON STOCK SUCCESSFUL
                -----------------------------------------------

        WILMINGTON, Del., Aug. 9 -- DuPont announced today the successful completion of its previously announced exchange offer of Conoco Inc. Class B common stock for DuPont common stock. The offer expired at 12:00 midnight, New York City time, on Aug. 6, 1999.

        Approximately 217,569,000 shares of DuPont common stock were tendered and 137,486,000 additional shares of DuPont common stock were guaranteed for delivery within three New York Stock Exchange trading days. DuPont has accepted for exchange approximately 148 million shares of DuPont common stock in exchange for approximately 436.5 million shares of Conoco Class B common stock on the basis of 2.95 shares of Conoco Class B common stock for each share of DuPont common stock. Based on the preliminary results, which indicate that the offer is oversubscribed, a proration factor of approximately 41 percent will be applied. DuPont anticipates that approximately 41 percent of the DuPont shares tendered will be accepted for exchange. The estimated proration factor is subject to change. The final proration factor is expected to be announced later this week.

        DuPont shareholders whose shares were accepted for exchange will receive the dividend declared by Conoco on July 29, 1999, of $0.19 per share on each share of Conoco Class B common stock held by holders of record on Aug. 13, 1999. They will not receive the dividend declared by DuPont on July 28, 1999, of $0.35 per share on each share of DuPont common stock held by holders of record on Aug. 13, 1999. The DuPont dividend will be paid on DuPont shares tendered but returned due to proration.

        Shares of Conoco Class B will be credited promptly to accounts of tendering shareholders by the Exchange Agent, First Chicago Trust Company of New York. After the exchange offer, DuPont will have approximately
982 million shares of common stock outstanding.








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        DuPont has retained the services of D. F. King & Co., as Information
Agent to assist shareholders with the exchange offer. Questions regarding the exchange offer should be directed to D. F. King at 1-800-755-3105 (toll free) in the United States or 212-269-5550 (collect) outside the United States.

        Morgan Stanley Dean Witter acted as dealer-manager for this transaction.

        Conoco is a major, integrated energy company based in Houston and active in 40 countries.

        DuPont is a science company, delivering science-based solutions that make a difference in people's lives in food and nutrition; health care; apparel; home and construction; electronics; and transportation. Founded in 1802, the company operates in 65 countries and has 92,000 employees.


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8/9/99












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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




August 9, 1999









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